AGREEMENT  AND  PLAN  OF  REORGANIZATION


     THIS AGREEMENT AND PLAN OF REORGANIZATION is entered into as of this 14th day of February, 2002 by and between WAVE POWER. NET, INC. (the "Company"), a Delaware corporation, whose address is 950 North Federal Highway, Pompano Beach, Florida 33062, and 3 Strikes (USA), Inc. ("Three Strikes"), a New York corporation, whose address is 25 Crescent St., Stanford, Connecticut 06906.

                                    RECITAL

     A. The Company and Three Strikes desire to effect a Type B reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, on the terms and conditions set forth below, whereby the Company will acquire all of the issued and outstanding shares of Three Strikes' common stock by issuing solely in exchange therefore to Three Strikes' shareholders, shares of the Company's Common Capital Stock (the "Company Stock").

NOW THEREFORE in consideration of the foregoing recitals, the mutual representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

I.   BASIC  TRANSACTION.

     1.1 Plan of Reorganization. Subject to the terms and conditions of this Agreement and pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, the parties to this Agreement shall effect a Type B reorganization (the "Reorganization") whereby all of the outstanding shares of Three Strikes' common stock will be exchanged for 20,000,000 post reverse split shares of the Company's Common Stock. The Reorganization shall take place on the Closing Date (hereinafter defined in Section 1.2 of this Agreement) and shall be accomplished in accordance with Article V below.

     1.2 Closing. The closing of the Reorganization and exchange contemplated and provided for in this Agreement (the "Closing") shall take at a time and place to be mutually agreed upon by the parties on the third business day following the satisfaction or waiver or all conditions to the obligations of the parties to consummate the subject reorganization and exchange (other than the conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine (the "Closing Date"). It is the parties intention to close this transaction as soon as practicable, however, the Closing Date shall occur no later than March 1, 2002, absent regulatory delays or breach.

     1.3  Terms  of  Exchange.  On  the  Closing  Date  the  Company  shall:

     a. Will issue ratably and cause to be delivered to the Three Strikes' shareholders certificates or rights representing 100,000,000 pre-split shares or its equivalent post reverse split shares of the Company's Common Capital Stock, in consideration for the transfer to the Company by the Three Strikes' shareholders of all the common shares of the capital stock of Three Strikes issued and outstanding as of the Closing Date. No other shares of any preference or type of Three Strikes shares are outstanding on the date of this Agreement or shall be outstanding on the Closing Date; and

     b. The parties agree that a 1:5 reverse stock split of the shares of the Company shall occur on or after the closing inasmuch as the Company has only 75,000,000 shares authorized and pursuant to the Agreement of the Parties, Three Strikes' shareholders are to receive the equivalent of 100,000,000 pre-reverse split common shares which cannot be accomplished without shareholders approval of a reverse stock split. Due to the time delay in obtaining shareholder approval, the Company and Three Strikes are contemplating closing the transaction by the issuance of all of the remaining authorized common stock, which would provide Three Strikes with approximately 56,000,000 shares of common stock or approximately 74% of the shares of the Company. The Company and its principal shareholders have consented to the reverse stock split and the issuance of additional shares of common stock to the Three Strikes' shareholders to effectuate the post reverse split total of 20,000,000 shares to Three Strikes' shareholders.

     c. The Three Strikes' shareholders shall, in consideration for their receipt of the shares of the Company's Common Capital Stock, transfer and deliver  to  the  Company  certificates  representing  all  of  the  issued  and outstanding shares of Three Strikes' common stock owned by them. The Company shall receive good and marketable title to all of Three Strikes' issued and outstanding common stock free and clear of all liens, mortgages, pledges, claims or other rights or encumbrances whatever, whether disclosed or undisclosed.

     1.4 Restrictions on Transfer. The Company's Common Capital Stock, when issued and delivered hereunder, shall not be registered under the Securities Act of 1933, as amended, nor shall the Three Strikes' shareholders be granted any registration rights as to such shares. Each certificate representing shares of the Company's Common Capital Stock will bear a customary restrictive legend which states in effect that such shares have not been registered under the Securities Act of 1933 and consequently may not be transferred, assigned, sold or hypothecated unless registered under the Securities Act of 1933 or, in the opinion of Company's counsel, an exemption from the registration requirements of the Securities Act of 1933 is available for such transaction.

II.  REPRESENTATIONS  AND  WARRANTIES.

     2.1 Representations and Warranties of Three Strikes. Three Strikes hereby represents and warrants to the Company that the statements contained in this
Section 2.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 2.1), except as set forth in the disclosure schedule accompanying this Agreement (the "Three Strikes Disclosure Statement"). The Three Strikes' Disclosure Statement will be arranged in paragraphs corresponding to the lettered subsections contained in this Section 2.1.

     a. Due Organization. Three Strikes is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and is qualified to do business and is in good standing in all jurisdictions in which such qualification is necessary. Three Strikes has all requisite corporate power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement to which it is a party.

     b. Due Authority. The execution, delivery and performance under this Agreement and the documents provided for herein by Three Strikes, have been authorized by all necessary corporate action; provided, however, that Three Strikes cannot consummate the Reorganization unless or until it receives the requisite approval from its shareholders.

     c. Capitalization. Three Strikes' authorized capitalization presently consists of shares of capital stock, no par value, of which, as of the date hereof, ________ shares are issued and outstanding and _____________ shares have been reserved for issuance based upon certain specified contingencies. All issued and outstanding shares have been duly authorized, validly issued and fully paid and non-assessable, and subject to no preemptive rights of any shareholder.

     d. Outstanding Options, Warrants or Other Rights. Three Strikes has no outstanding warrants, options or similar rights whereby any person may subscribe for or purchase shares of its common stock, nor are there any other securities outstanding which are convertible into or exchangeable for its common stock, and there are no contracts or commitments pursuant to which any person may acquire or Three Strikes may become bound to issue any shares of such common stock.

     e.  Copies  of  Documents  Genuine.   All copies of Three Strikes' articles
of incorporation and bylaws (each as amended to date) and all minutes of meetings or written consents in lieu of meetings of shareholders, directors and committees of directors of Three Strikes which have been or will be furnished to the Company are true, complete, correct and unmodified copies of such documents.

     f. Officers and Directors. The officers and directors of Three Strikes consists of the following:

          Name                     Office
          ----                     ------
          Mark  Kaufman             Director,  President,  Secretary & Treasurer

     g. Noncontravention. The execution of this Agreement by Three Strikes and the consummation of the transactions contemplated hereby will not result in the breach of any term or provision of, or constitute a default under, any provision or restrictions of any indenture, agreement, or other instrument or any judgment, order, or decree to which Three Strikes is a party or by which it is bound, or will it conflict with any provisions or the Articles of Incorporation or Bylaws of Three Strikes.

     h. Litigation. There are no suits, actions or proceedings at law or in equity, pending or threatened against or affecting Three Strikes that can be expected to result in any materially adverse change in the business, properties, operations, prospects, or assets or in its condition, financial or otherwise.

     i. Laws and Regulations. Three Strikes has complied with all laws, rules, regulations and ordinances relating to or affecting the conduct of Three Strikes' business, and Three Strikes possesses and holds all licenses and permits required in its business by federal, state or local authorities.

     j. Full Disclosure. Neither this Agreement nor any other instrument furnished to the Company by or on behalf of Three Strikes contains any untrue statement of a material fact or omits to state a material fact necessary to make any statements made not misleading, and there is no fact that materially and adversely affects, or foreseeably may materially and adversely affect, Three Strikes' financial condition, liabilities, business, or assets that have not been disclosed herein or in any other instrument.

     k. Representations and Warranties True at Closing. Except as expressly herein otherwise provided, all of the representations and warranties of Three Strikes set forth herein shall be true as of the Closing Date as though such representations and warranties were made on and as of such date.

     l. Reverse Splits. Three Strikes hereby warrants and avers that, post merger, that it will not enact a reverse split of its issued and outstanding common stock shares nor its authorized common stock shares (other than as contemplated in this Agreement), for a period of 30 consecutive months from the date of Closing. Further, Three Strikes agrees that this provision shall carry over should Three Strikes merge with, or be acquired by, another entity during this 30 month period or, should Three Strikes become a subsidiary of another entity.

     m. Shareholders. Appended to this Agreement are schedules setting forth the names, addresses, social security numbers and number of shares of stock held by each shareholder of Three Strikes and Wave Power Net's respective equity holders.

     2.2 Representations and Warranties of the Company. The Company represents and warrants to Three Strikes and its shareholders that the statements contained in this Section 2.2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.2), except as set forth in the disclosure schedule accompanying this Agreement (the "Company Disclosure Statement"). The Company Disclosure Statement will be arranged in paragraphs corresponding to the lettered subsections contained in this Section 2.2.

     a. Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business and is in good standing in all jurisdictions in which such qualification is necessary. The Company has all requisite corporate power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement to which it is a party.

     b. Due Authority. The execution, delivery and performance under this Agreement and the documents provided for herein by Company have been authorized by all necessary corporate action.

     c. Capitalization. The Company's authorized capitalization presently consists of 75,000,000 shares of capital stock, $0.001 par value, of which as of January 19, 2002, 17,780,000 shares are issued and outstanding and up to 1.3 million common shares have been reserved for future issuance based upon certain specified contingencies. All issued and outstanding shares have been duly authorized, validly issued and fully paid and nonassessable and all shares of Company's Common Capital Stock to be issued and delivered on the Closing Date to the Three Strikes ' shareholders pursuant to the Agreement will be, when so delivered, duly authorized and validly issued and outstanding, fully paid and non-assessable, free and clear of any lien, charge, claim or encumbrance whatsoever and subject to no preemptive rights of any Shareholder. No other class of stock (common or preferred) is, or has been authorized or issued by the Company, its Articles of Incorporation or By-Laws.

     d. Outstanding Options, Warrants or Other Rights. Except as set forth in the Company Disclosure Statement, the Company has no outstanding warrants, options or similar rights whereby any person may subscribe for or purchase shares of its common stock, nor are there any other securities outstanding which are convertible into or exchangeable for its common stock, and there are no contracts or commitments pursuant to which any person may acquire or Three Strikes may become bound to issue any shares of such common stock.

     e. Financial Statements. The Company has provided Three Strikes with its most recent audited financial statements dated September 30, 2001. These financial statements have been prepared in accordance with generally accepted accounting principles, are correct, complete, and fairly represent the financial position and results of operations of the Company as of said date and for the periods indicated.

     f. Adverse Changes. Since the date of the financial statements described in Section 2.2(e) above, there have not been, and prior to the Closing Date, there will not be, any material changes in the financial position of the Company and its subsidiaries (if any) except changes arising in the ordinary course of business and except changes that are otherwise disclosed in writing to Three Strikes .

     g. Undisclosed Liabilities. The Company does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) except for liabilities set forth on the face of the Balance Sheet delivered to Three Strikes in accordance with the provisions of Section 2.2(e) above, and liabilities which have arisen after the date of the financial statements provided in accordance with the provisions of
Section  2.2(e)  above  in  the  ordinary  course  of  the  Company  business.

     h. Noncontravention. The execution of this Agreement by the Company and the consummation of the transactions contemplated hereby will not result in the breach of any term or provision of, or constitute a default under, any provision or restrictions of any indenture, agreement, or other instrument or any judgment, order, or decree to which the Company is a party or by which it is bound, or will it conflict with any provisions or the Articles of Incorporation or Bylaws of the Company.

     i. SEC Filings. The Company has made all filings with the SEC that it has been required to make under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively the Public Reports). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact, or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. All SEC filings by the Company within the last twelve months have been made in a timely fashion without extension. The Company's stock presently trades on the NASD bulletin board under the symbol, "WPDN". No order or determination of any regulatory agency, body or association is pending or threatened which would cause the company to have its shares "de-listed" or otherwise prevented from being offered for sale.

     j. Litigation. There are no suits, actions or proceedings at law or in equity, pending or threatened against or affecting the Company that can be expected to result in any materially adverse change in the Company or its assets.

     k. Representations and Warranties True at Closing. Except as expressly herein otherwise provided, all of the representations and warranties of the Company set forth herein shall be true as of the Closing Date as though such representations and warranties were made on and as of such date.

III.  COVENANTS.

From the date of this Agreement until the Closing Date, and for a period of 80 days thereafter, the Company and Three Strikes agree as follows:

     3.1 General. Each of the parties hereto will use its best efforts to take all actions and to do all things necessary in order to consummate and make effective the transaction contemplated by this Agreement (including satisfaction of the closing conditions set forth in Article IV below).

     3.2 Notices and Consents. Each of the parties hereto will give any notices to third parties, and will use its best efforts to obtain any third party consents, that the other party reasonably may request in connection with any matter referred to in Sections 2.1 or 2.2 above.

     3.3 Regulatory Matters and Approvals. Each of the parties hereto will give notices to, make any filings with, and use its best efforts to obtain any authorizations, consents and approvals of governments and governmental agencies in connection with the matters referred to in Sections 2.1 and 2.2 above. Without limiting the generality of the foregoing:

     a. Securities Law Compliance. The Company will take all actions as may be necessary, proper and advisable, under Federal and state securities laws in connect with the offering and issuance of the Common Capital Stock to the Three Strikes' shareholders in connection with the Reorganization provided for under this Agreement and as required to complete the transaction as contemplated.

     b. Delaware Corporation Law. The Company will obtain, as soon as reasonably practicable, any required consents or approvals providing for the acquisition of Three Strikes, all in accordance with the provisions of the Delaware Corporation Law.

     c. New York Corporation Law. If statutorily obligated, Three Strikes will call a special meeting of its shareholders as soon as reasonably practicable in order that its shareholders may consider and vote upon the adoption of this Agreement and the approval of the Reorganization with the resultant sale and transfer to the Company of all of the issued and outstanding shares of Three Strikes' common stock.

     3.4 Operations of Business. Three Strikes will not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business. Without limiting the generality of the foregoing, Three Strikes will not:

     a.  Authorize  or  effect  any  change  in  its  charter  or  bylaws;

     b. Grant any options, warrants or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

     c. Declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase or otherwise acquire any of its capital stock;

     d. Issue any note, bond or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligations outside the ordinary course of business except for a working line of credit up to $2,000,000 which Three Strikes is currently pursuing with several financial institutions;

     e. Grant any security interest on, or otherwise pledge, any of its assets outside the ordinary course of business except as it pertains to the indebtedness excepted in subsection (d) above;

     f. Make any capital investment in, make any loan to, or acquire the securities or assets of any other person or entity outside the ordinary course of business; or

     g. Make any change in management terms for any of its directors, officers and employees outside the ordinary course of business.

     3.5 Access. The Company and Three Strikes each agree that they will permit the others directors, officers, accountants, attorneys and other representatives full access, during reasonable business hours throughout the term or applicability of this Agreement, to all premises, properties, personnel, books, records, contracts and documents of or pertaining to the others business affairs, operations, properties and financial affairs as the other party may reasonably request. All information provided shall be furnished strictly subject to the confidentiality provision of this Agreement.

     3.6 Confidentiality. All information and documents furnished by a party pursuant to Section 3.5 of this Agreement shall be deemed and treated as proprietary in nature. Each party (and the Three Strikes' shareholders) agree that it shall hold all information received from another party pursuant to or in connection with this Agreement in the highest and strictest confidence and shall not reveal any such information to any individual who is not one of its directors, officers, key employee, attorney or accountant, and that it will not use any such information obtained for any purpose whatsoever other than assisting in its due diligence inquiry precedent to the Closing and, if this Agreement is terminated for any reason whatsoever, agrees to return to the other party any all tangible embodiments (and all copies) thereof which are in its possession. This covenant shall survive the consummation or termination of this Agreement.

     3.7 Publicity and Filings. All press releases, shareholder communications, filings with the Securities and Exchange Commission or other governmental agency or body and other information and publicity generated by the Company or Three Strikes regarding the Reorganization and exchange contemplated in this Agreement shall be reviewed and approved by the other party and its counsel before release or dissemination to the public or filing with any governmental agency or body whatever. Post-Closing the Company and Three Strikes will provide each other with such documents, information, assistance and cooperation as may be reasonably required to complete on a timely fashion, all required filings with any state, local, federal or regulatory body or agency.

     3.8 Notice of Developments. Each party hereto will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Sections 2.1 and 2.2 above. No disclosure by any party hereto pursuant to this Section 3.8, however, shall be deemed to amend or supplement the disclosure statement provided under the terms of this Agreement or to prevent or cure any breach of warranty, breach of covenant or misrepresentation.

     3.9 Stand-Still Agreement. Neither the Company nor Three Strikes will (and each Three Strikes Shareholder agrees that it will not on behalf of Three Strikes ) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to any other transaction pending the closing of the transaction contemplated herein (including any acquisition structured as a merger, consolidation, or share exchange).

     3.10 Covenants of Three Strikes' shareholders. Each of the Three Strikes' shareholders covenants and agrees with, and represents to, the Company as follows:

     a. No Registration of Company Stock. Each of the Three Strikes' shareholders understands that none of the Common Shares to be received from the Company at Closing have been registered under the Securities Act of 1933, as amended, or any applicable securities laws of any state. Each of the Shareholders hereby represents and warrants that the Shares are being acquired by him solely for investment and not with a view to distribution or immediate resale thereof.

     b. Stock Legend. Each of the Three Strikes' shareholders further agree and understand that each certificate representing such shares of the Shares issued under the Reorganization and exchange provided for under this Agreement will bear the customary restrictive legend conspicuously noted on said certificate.

     3.11 Election of Officers. The Company agrees that Mark Kaufman, the current President of Three Strikes, shall become President and Chairman of the Board of the Company and of Three Strikes after the consummation of the Reorganization and exchange provided for under the terms of this Agreement and shall be further authorized, subject to approval of Three Strikes existing Board of Directors, to select the officers and directors of Three Strikes and the Company. The Company covenants and agrees to approve of the selections made by Mark Kaufman and further that Mark Kaufman shall be appointed, effective as of the Closing Date, a member of the Company's Board of Directors with all other existing Board members resigning. This covenant shall survive the consummation of this Agreement.

     3.12 Employment Agreement. The Company agrees that the employment agreement between Three Strikes and Mark Kaufman shall continue in effect according to the terms thereof. This covenant shall survive the consummation of this Agreement.

4.  CONDITIONS  TO  THE  EXCHANGE.

     4.1 Conditions Precedent to Exchange by Company. The obligation of the Company to consummate the Reorganization contemplated by this Agreement are subject to satisfaction, or written waiver by the Company, of the following conditions at or before the Closing Date:

     (a) Representations and Warranties True. The representations and warranties by Three Strikes and the Three Strikes' shareholders in the Agreement shall have been correct on and as of the Closing Date with the same force and effect (except as expressly provided in the Agreement or otherwise approved in writing by the Company) as though such representations and warranties had been made on and as of the Closing Date.

     (b) No Adverse Change. Three Strikes shall not have suffered any adverse change in its financial condition or business and no properties or assets of Three Strikes shall have suffered any destruction, damage or loss, whether or not covered by insurance.

     (c) Performance. Three Strikes and the Three Strikes' shareholders shall have performed all of the terms, covenants, agreements and conditions of the Agreement on their respective parts to be performed.

     (d) Shareholder Approval. The Three Strikes' shareholders shall have approved the terms and conditions of the Reorganization resulting in the issuance of the Common Shares as provided for herein and no Three Strikes shareholder shall dissent with respect to the Reorganization provided for in this Agreement.

     (e) Legal Opinion. If requested, the Company shall have received the favorable written opinion of counsel for Three Strikes as to those matters set forth an Exhibit to be attached hereto and any other matter which the Company may reasonably requested in connection with the Reorganization provided for in this Agreement. In rendering the required opinion, counsel may, as to any factual matter, rely upon a certificate of any public official and any officer of Three Strikes who is cognizant of such factual information.

     (f) No Restraint. No injunction or restraining order shall be in effect to forbid or enjoin the consummation of this Agreement.

     (g) Approval of Documents. All legal matters in connection with the consummation of the Reorganization contemplated by this Agreement and all documents and instruments delivered in connection therewith shall be reasonably satisfactory in form and in substance to counsel for the Company and such counsel shall have received authenticated copies of those copies of the corporate documents and certificates as counsel for the Company may reasonably request in connection with this transaction.

     (h) Officers Certifications. Each Party shall have received a certificate signed by the President and Chief Executive Officer verifying the accuracy of the information provided and that the Company is in compliance with the terms of this Agreement.

     4.2 Conditions to Three Strikes Obligations. The obligations of Three Strikes and the Three Strikes' shareholders to consummate the Reorganization contemplated by this Agreement are subject to satisfaction or written waiver by Three Strikes and the Three Strikes' shareholders of the following conditions at or before the Closing Date:

     (a) Representations and Warranties True. The representations and warranties by the Company in the Agreement shall have been correct on and as of the Closing Date with the same force and effect (except as expressly provided in the Agreement or otherwise approved in writing by the Shareholders) as though such representations and warranties had been made on and as of the Closing Date.

     (b) No Adverse Change. The Company shall not have suffered any adverse change in its financial condition or business and no properties or assets of the Company shall have suffered any destruction, damage or loss, whether or not covered by insurance.

     (c) Performance. The Company shall have performed all of the terms, covenants, agreements and conditions of the Agreement on its part to be performed.

     (d) Legal Opinion. If requested, Three Strikes shall have received the favorable written opinion of counsel for the Company as to those matters set forth as an Exhibit and is attached hereto and any other matter which Three Strikes may reasonably request in connection with the Reorganization provided for in this Agreement. In rendering the required opinion, counsel may, as to any factual matter, rely upon a certificate of any public official and any officer of the Company who is cognizant of such factual information.

     (e) No Restraint. No injunction or restraining order shall be in effect to forbid or enjoin the consummation of this Agreement.

     (f) Approval of Documents. All legal matters in connection with the consummation of the Reorganization contemplated by this Agreement and all documents and instruments delivered in connection therewith shall be reasonably satisfactory in form and in substance to counsel for Three Strikes and such counsel shall have received authenticated copies of those copies of the corporate documents and certificates as counsel for Three Strikes may reasonably request in connection with this transaction.

     (g) Regulatory Matters. There shall have been no proceeding, completed, pending or threatened by any regulatory body, the effect of which would result in a fine to the Company or suspension of the Company's right to sell its stock in the public market or the right to have its stock listed on any nationally recognized exchange. The Company shall provide an opinion of counsel to Three Strikes stating that the Company is not obligated to file an information statement pursuant to Regulation 14(c) of the Securities Exchange Act of 1934 under the terms contemplated under this Agreement. If the Company is unable to provide such an opinion, the parties hereby agree that a 14(c) information will be filed in a timely manner by the Company.

     (h) Liabilities. The Company shall have no liabilities at the time of closing and shall have paid all sums due to its transfer agent up to the date of closing.

V.   ACTIONS  AT  CLOSING.

     5.1 Exchange. Each ___________ share of Three Strikes' common stock that shall be outstanding on the Closing Date and held by a Three Strikes shareholder shall be converted into _____________ fully paid and nonassessable shares of the Company's Common Capital Stock; provided, however, that the number of shares of the Company's Common Capital Stock into which shares of Three Strikes' common stock are to converted shall be rounded off to the nearest whole number of shares, and no fractional shares shall be issued. The number of shares of the Company's Common Capital Stock that each Three Strikes' shareholder shall receive in exchange for his or her shares of Three Strikes' common stock are set forth as an Exhibit and attached hereto.

     5.2 Shareholders' Actions at Closing. On the Closing Date, the Shareholders, contemporaneously with the performance by Company of its obligations to be performed at the Closing, shall deliver to the Company the following:

     (a) Three Strikes Stock Certificates. Stock certificates representing all of the outstanding shares of Three Strikes' common stock endorsed for transfer, with all necessary stock assignments and other pertinent documents.

     (b) Certified Corporate Resolutions. Certified copy of the resolutions duly adopted by the Board of Directors and the shareholders of Three Strikes authorizing and approving the execution and delivery of this Agreement and the performance of its obligations hereunder.

     (c) Opinion. The opinion of counsel as described in Section 4.2(f) of this Agreement; and

     (d) Other Documents. Such further certificates and documents as shall be reasonably requested by counsel for the Company to insure compliance by Three Strikes and Three Strikes' shareholders of all obligations imposed upon them hereunder.

     5.3 Company's Actions at Closing. On the Closing Date, the Company, contemporaneously with the performance by Three Strikes and the Three Strikes' shareholders of their obligations to be performed at the Closing, shall deliver to the Three Strikes' shareholders the following:

     (a) Company Common Capital Stock Certificates. Stock certificates representing an aggregate of 20,000,000 post split shares of Company's Common Capital Stock (or approximately 56,000,000 pre-split common shares with rights as provided in section 1.3(b)) to which each Three Strikes shareholder shall be entitled to receive pursuant to this Agreement, as set forth as an Exhibit and attached hereto, with each certificate bearing the restrictive legend described in Section 1.4 above.

     (b) Certified Corporate Resolutions. Certified copy of the resolutions duly adopted by the Board of Directors of the Company authorizing and approving the execution and delivery of this Agreement by the Company and the performance of its obligations hereunder.

     (c) Opinion. The opinion of counsel as described in Section 4.1(f) of this Agreement; and

     (d) Other Documents. Such further certificates and documents as shall be reasonably requested by counsel to Three Strikes and Three Strikes' shareholders to insure compliance by the Company with all obligations imposed upon it hereunder.

     5.4 Stock Rights. On the Closing Date, the Three Strikes' shareholders who have exchanged their shares of Three Strikes' common stock for shares of the Company's Common Capital Stock shall thereupon cease to have any rights with respect to their Three Strikes' shares and their sole right thereafter shall be with respect to the shares of the Company's Common Capital Stock received hereunder.

VI.  TERMINATION.

     6.1 Termination of Agreement. This Agreement may be terminated as provided below:

     (a) The parties hereto may terminate this Agreement by mutual consent at any time prior to the Closing Date;

     (b) The Company may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing Date; (1) in the event Three Strikes and/or its Shareholders have breached any material representation, warranty, or covenant contained in this Agreement in any material respect or as a result of any direct or indirect acts, intentional or unintentional acts, or acts of omission by Three Strikes constituting a breach hereof, this transaction may be unwound with all parties concerned returned to their status quo. The Company must notify Three Strikes, in writing, of this breach, and if the breach has continued without cure for a period of 7 days after the notice of breach, or
(2) if the Closing shall not have occurred on or before March 1, 2002 by reason of the failure of any condition precedent under Section 4.1 (a-h, inclusive) hereof (unless the failure results primarily from the Company breaching any representation, warranty, or covenant contained in this Agreement or unless delayed by regulatory approval beyond the control of the Parties); and

     (c) Three Strikes and the Three Strikes' shareholders may terminate this agreement by giving written notice to the Company at any time prior to the Closing Date (1) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Three Strikes and the Three Strikes' shareholders have notified the Company of this breach, and the breach has continued without cure for a period of 7 days after the notice of breach, or (2) if the Closing shall not have occurred on or before March 1, 2002 by reason of the failure of any condition precedent under Section 4.2 (a-h, inclusive) hereof (unless the failure results primarily from the Shareholders and/or Three Strikes breaching any representation, warranty, or covenant contained in this Agreement).

 (d) It is the parties intention to close this transaction as soon as practicable, however, the Closing Date shall occur no later than March 1, 2002, absent regulatory delays. At the Company's option, per written notice to the last known addresses of Three Strikes, should the closing not take place on or before March 1, 2002 as a result of any material direct or indirect acts, intentional or unintentional acts, or acts of omission which c constitute a breach of this Agreement by Three Strikes, the transaction may be unwound with all parties concerned returned to their status quo. Any costs borne by the Company as a result of such a breach, will be paid by Three Strikes except in the event of Company or its shareholders delay the closing (with or without otherwise breaching this Agreement) or in the event the closing is delayed due to regulatory matters beyond the control of Three Strikes. Included in such regulatory delay issues, but not limited thereto, are the requirements of filing a 14(c) notification and 14(c) final notice which require an opinion of counsel.

     6.2 Effect of Termination. If any party hereto terminates this Agreement pursuant to Section 6.1(a) above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the other party (except for any liability of any Party then in breach). Should this transaction be unilaterally terminated without cause by Three Strikes, as set forth in
Section 6.1(b), any costs borne by the Company as a result, will be paid by Three Strikes, except in the event of Company or its shareholders delay the closing (with or without otherwise breaching this Agreement) or in the event the closing is delayed due to regulatory matters beyond the control of Three Strikes. Included in such regulatory delay issues, but not limited thereto, are the requirements of filing a 14(c) notification and 14(c) final notice which require an opinion of counsel.

VII.  GENERAL  PROVISIONS.

     7.1 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties concerning the subject matter hereof and supersedes any and all prior negotiations, understandings or agreements in regard thereto.

     7.2 Applicable Law. This Agreement shall be construed in accordance and governed by the laws of the State of Delaware.

     7.3 Notices. Unless otherwise changed by notice given in accordance with this provision, any notice or other communications required or permitted herein shall be deemed given if delivered personally or sent by certified mail, postage prepaid, return receipt requested, addressed to the other parties at the addresses set forth above or, in the case of the Shareholders, at the address set forth their signature.

     7.4 Waiver. All rights and remedies under this Agreement are cumulative and are not exclusive of any other rights and remedies provided by law. No delay or failure in the exercise of any right or remedy arising under this Agreement shall operate as a waiver of any subsequent right or remedy subsequently arising under this Agreement.

     7.5 Survival of Provisions. All agreements, representations, covenants and warranties on the part of the parties contained herein or in any instrument executed and delivered in connection herewith shall survive closing of this Agreement and any investigation at any time made with respect thereto.

     7.6 Attorney's Fees. In the event of litigation for enforcement of the terms of this Agreement or to enforce any remedy hereunder, the prevailing party shall be entitled to recover from the other party any and all costs and expenses, including reasonable attorney's fees, as may be incurred.

     7.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns.

     7.8 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     7.9 Execution by Facsimile. Facsimile execution of this Agreement by any party is authorized and shall be binding upon all parties.

     7.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original hereof.

IN WITNESS WHEREOF, this Agreement has been executed on the date first above written.


WAVE  POWER  NET,  INC.


By:  __________________
Brian  Fisher,  President



3  Strikes  (USA),  Inc.

By:  ___________________
Mark  Kaufman,  President

                     SHAREHOLDER  AGREEMENTS  AND  COVENANTS

     THE UNDERSIGNED, each being shareholders of 3 Strikes (USA), Inc., ("Three Strikes"), hereby represent that they own the number of shares of Three Strikes' common stock as set forth beneath their respective signature below and further covenant and agree to comply with, undertake to perform, and abide by, the various covenants, warranties and undertakings as set forth in the foregoing Agreement and Plan of Reorganization dated February 14, 2002 by and between 3 Strikes (USA), Inc. and Wave Power.Net, Inc. This document shall be incorporated by reference in the Plan of Reorganization dated February 14, 2002 by and between 3 Strikes (USA), Inc. and Wave Power.Net, Inc.

EXECUTED  on  the  date  set  forth  below  the  respective  signatures.

SHAREHOLDERS:


_____________________________
Name:
Number  of  Shares:
Date:


_____________________________
Name:
Number  of  Shares:
Date:



_____________________________
Name:
Number  of  Shares:
Date:

                                  EXHIBIT  A
                                 -----------

     THIS EXHIBIT is attached to and made a part of that certain Agreement and Plan of Reorganization dated February 14, 2002 between and among WAVE POWER NET, INC. (the "Company") and 3 STRIKES (USA), Inc. ("Three Strikes ").

Legal  Opinion
-------------

The  legal  opinion  shall  contain  the  following:

The Company [Three Strikes] is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York.

The authorized capital stock of the Company [Three Strikes] and the shares of common stock of the Company [Three Strikes] are as set forth in the Company's [Three Strikes] representations. All outstanding shares of the Company's[Three Strikes ] common stock are duly and validly authorized and issued, are fully paid and nonassessable, and have not been issued in violation of any preemptive rights of stockholders, if any. To the knowledge of such counsel, there is no existing option, warrant, call, subscription, or other agreement or commitment obligating the Company [Three Strikes] to issue or sell, or to purchase or redeem, any shares of its capital stock other than those represented by the Company [Three Strikes] to Three Strikes [the Company] in this Agreement.

     1. To their knowledge, all consents or approvals by third parties required in connection with the execution and consummation of this Agreement have been duly obtained and no consents or approvals by any additional third parties or by any governmental agency are required in connection therewith.

     2. To their knowledge, the execution of this Agreement and the transactions contemplated hereby will no result in the breach of any term or provision of, or constitute a default under, any provision or restriction of any indenture, agreement, or other instrument to which the Company [Three Strikes] is a party or by which it is bound, nor will it conflict with the provisions of the Articles of Incorporation or Bylaws of the Company [Three Strikes].

     3. All corporate action (including the Board of Directors and approval by the Stockholders) required to authorize the transactions contemplated by this Agreement have been duly and properly taken.

     4. The Agreement have been duly authorized, executed, and delivered by the Company [Three Strikes] and constitutes a valid agreement, legally binding upon the Company [Three Strikes] and enforceable in accordance with its terms.

     5. The Stockholders of Three Strikes have full right and power to transfer and deliver their shares pursuant to this Agreement, free and clear of any liens, encumbrances, restrictions or claims.

Additional  items  for  inclusion  in  opinion  provided  by  Company's counsel:

     6. The Company has filed with the Securities Exchange Commission and any applicable state securities agency all reports or other documents required of it to assert and claim an exemption from the registration provisions of the Securities Act of 1933, as amended, and any applicable state securities laws with respect to the issuance to the shareholders of Three Strikes of the shares of the Company's Common Stock.

                                  EXHIBIT  B
                                 -----------


     THIS EXHIBIT is attached to and made a part of that certain Agreement and Plan of Reorganization dated February 14, 2002 between and among WAVE POWER.NET.COM,, INC. (the "Company") and 3 STRIKES (USA), INC, ("Three Strikes").

Ownership  List

The following is the name and address of each Three Strikes' shareholder, together with the number of his shares of Three Strikes' common stock, and the number of shares of the Company's Common Capital Stock which the Company shall issue to such shareholder in accordance with the terms of the above referenced Agreement and Plan of Reorganization:

Three  Strikes'  Shareholder    Shares  of  Three Strikes      Shares of Company
     Name  and  Address              Common  Stock          Common Capital Stock
--------------------------    -----------------------    --------------------